CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the Registration Statement on Form N-1A of MFS Sector Rotational Fund (formerly Penn Street Sector Rotational Portfolio), of our report dated November 30, 2006 on the financial statements and financial highlights included in the October 31, 2006 Annual Report to the Shareholders of the above referenced fund.

We further consent to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

December 26, 2007